EXHIBIT 99.2

 PGT Innovations  Q3 2018 Financial results  November 1, 2018

 FORWARD LOOKING STATEMENTS  Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:the ability to successfully integrate the operations of Western Window Systems into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Western Window Systems Acquisition;the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the Western Window Systems Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;disruption from the Western Window Systems Acquisition making it more difficult to maintain relationships with customers or suppliers of Western Window Systems;our level of indebtedness, which increased in connection with the Western Window Systems Acquisition;adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated, and in the western United States, where the substantial portion of the sales of Western Window Systems’ operations are generated, and in the U.S. generally;macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are currently generated, and in the U.S. generally;raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;our dependence on a limited number of suppliers for certain of our key materials;sales fluctuations to and changes in our relationships with key customers; in addition to the Western Window Systems Acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;increases in transportation costs, including due to increases in fuel prices;our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;product liability and warranty claims brought against us;federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;our dependence on our limited number of geographically concentrated manufacturing facilities;risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; and risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and,the other risks and uncertainties discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.Statements in this presentation that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward, including the demand for our impact-resistant products and the products of Western Window Systems; (2) our ability to continue to leverage fixed costs in a favorable manner; (3) our ability to continue to achieve manufacturing and operational efficiencies; (4) the favorable impact that the increase in our product prices may have on our performance, and our ability to take future price increases to offset further increases in our costs; (5) the Company’s ability to continue to grow its sales and earnings going forward (6) our ability to position ourselves as a national leader in the premium window and door market, and our performance in that market; (7) our ability to identify and complete operational and strategic initiatives in the future, and the results of any such initiatives; and (8) our financial and operational performance for our 2018 fiscal year, including our updated full-year guidance as set forth on slide 13. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this presentation.   2

 Use of Non-GAAP Financial Measures  This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.Our calculations of adjusted net income, adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.  3

   Path of Hurricane Michael   4  Category 4 hit Florida Panhandle1st in recorded history 155 mph windspeeds Catastrophic damage to Mexico Beach, Florida & surrounding areasMaintained Category 3 strength as it entered Georgia1st since 1898   3

FLORIDA BUILDING CODES

- All Coastal areas in South Florida require new construction buildings to have opening protection
  - Window and Door Replacements also require upgrading to products that provide opening protection (e.g., Impact Resistant Windows and Doors)
- Florida Panhandle has significantly less stringent requirements
  - Many areas of the panhandle require no opening protection, even directly on the coast
- Hurricane Michael hit Bay County, FL
  - Bay County only requires opening protection for wind speeds 130 or greater and within 1 mile of the coast
  - After one mile inland, no opening protection is required
  - Hurricane Michael made land speeds with wind speeds of 155 mph



130
120
115
115
130
140
120
150
140
150
140
150
140
160
150
170
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180
Santa Rosa
Okaloosa
Walton
Washington
Jackson
Gadsden
Leon
Jefferson
Madison
Hamilton
Suwannee
Columbia
Baker
Nassau
Duval
Liberty
Wakulla
Franklin
Taylor
Lafayette
Union
Bradford
Clay
Alachua
Putnam
Flagler
Dixie
Gilchrist
Levy
Marion
Volusia
Citrus
Hernando
Sumter
Lake
Seminole
Orange
Pasco
Hillsborough
Polk
Osceola
Brevard
Manatee
Hardee
Highlands
Okeechobee
DeSoto
Sarasota
Charlotte
Glades
Martin
Lee
Hendry
Palm Beach
Collier
Broward
Dade
Monroe
Wind-borne Debris Region
Designated areas where the basic wind speed is 140 mph or greater.
130 MPH and within 1 mile of the coast

INVENT. BUILD. DELIVER.

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 Executing 4 Strategic Pillars to Create Long-Term Customer and Shareholder Value   6  Putting the customer first to build our brands  Attracting talented, hardworking leaders and offering benefits to help our team members succeed  Investing in our business and scaling our operations to meet increasing demand  Strategically allocating capital generated from our free cash flow to support our growth

DELIVERING STRONG THIRD QUARTER AND YEAR-TO-DATE 2018 RESULTS

Q3 2018	vs. Q3 2017
$199M Sales	↑ 57%
36.7% Strong Gross Margins	↑ 5.4%
$0.26 Diluted EPS	↑ 117%
$0.38 Adjust Diluted EPS	↑ 138%
$39.8M Adjust EBITDA	↑ 80%

Highlights

- Completion of acquisition of Western Windows Systems positions PGTI as national leader in premium window and door space
- Successful debt and equity offerings provide attractive cost of capital and strengthen balance sheet
- Achieved 20% adjusted EBITDA margins for second straight quarter
- Continuing supportive industry tailwinds

PGT INNOVATIONS INVENT. BUILD. DELIVER.
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 Acquisition of WESTERN WINDOW SYSTEMS CreatesA National Leader in Premium Window and Doors   8  Expands geographic footprint and solidifies PGTI as leading company in multiple segmentsStrengthens brand recognition, diversifies product portfolio, creates cross-selling opportunitiesCreates margin improvement opportunities from ongoing operational efficiency gains and realization of expected cost synergiesBuilds on culture of innovation, product development, and continuous improvement                                                                                                                        PGTIWWS            WWS HQ  PGTI HQ

 9  Supportive Industry Tailwinds  Florida – Single Family Housing Permits (000s)    ’12-’17 CAGR: 9.6%  20-Yr Average = 91.8  Source: Moody’s  Growth in single family housing permits (“SFHP”) in PGTI-Southeast’s and PGTI-West’s Core Markets have historically outpaced national average2017 SFHP in all key states still significantly below 20-year averages, while repair / remodel and shift to impact products remains strong

IMPACT-RESISTANT: A SEGMENT IN HIGH DEMAND

Florida Market Breakdown 2017E

$1.8B


35%
Non-Impact
~$600M
65%
Impact
Resistant
~$1.2B

Projected Growth 2015 to 2019E (CAGR)*


7.6%
9.3%
Non-Impact
Impact-Resistant

- **Repair and remodel:** Stringent building requirements and consumer attention to hurricanes
- **Investments:** Moved into expanded Miami facility – CGI operations achieved highest level of quarterly sales in history while executing move; expect continued productivity improvements and operational efficiencies
- **Acquisitions:** Closed Western Window Systems in Aug 2018

Significant New Construction growth potential remaining in Florida market

>50%

of Florida homes DO NOT have impact-resistant protection

18%

of Florida homes have storm shutters (indirect competition to us)

18%

of Florida homes have impact-resistant windows

13%

of Florida homes have impact-resistant doors



PGT INNOVATIONS
INVENT. BUILD. DELIVER.

 Strengthened Balance Sheet  11  Aug. 2018: Completion of acquisition of Western Windows Systems for $355MAug. 2018: Raised $315M aggregate principal at fixed rate of 6.75%, due 2026Sept. 2018: Issued 7M shares of common stock; repaid $152M of principal amount of term loan facilityOct. 2018: Received credit upgrade from Moody’s to B1   ($M)  Maturity  Period Ended        6/30/2018  9/29/2018  Cash    $ 63.9  $ 32.2  Existing Revolver ($40M)1  Feb 2021  $ -  $ -  Existing Term Loan B  Feb 2022  $ 224.0  $ 72.0  Total Secured Debt    $ 224.0  $ 72.0  New Senior Unsecured Notes  Aug 2026  $ -  $ 315.0  Other Debt    $ 0.3  $ 0.2  Total Debt    $ 224.3  $ 387.2  Total Net Leverage    $ 160.4  $ 355.0  Total Shareholder Equity    $ 208.8  $ 376.3  Total Capitalization    $ 433.1  $ 763.5  LTM 9/30/2018 PF Adj. EBITDA2    $ 101.3  $ 150.1  Gross Leverage      2.6x  Net Leverage      2.4x      1 $1.2M in Letters of Credit Outstanding; 2 Includes $8M of estimated synergies and Target EBITDA of $28.4M  PGT Innovations, Inc.Select Balance Sheet Items

 Q3 2018 Summary  12  (000s)  Three Months Ended        Nine Months Ended        9/29/2018    9/30/2017    9/29/2018    9/30/2017  Net sales   $ 199,084      $ 126,876      $ 508,606      $ 376,981   Cost of sales  126,086    87,128    330, 888    260,941   Gross profit  72,998    39,748    177,718    116,040  Selling, general & administrative expenses  44,055    24,950    105,293    72,385  Gains on transfer of assets1  -    -    (2,551)    -   Income from operations  28,943    14,798    74,976    43,655  Interest expense, net  11,741    5,514    19,393    14,992  Debt extinguishment costs  296    -    3,375    -  Income before income taxes  16,906    9,284    52,208    28,663  Income tax expense  3,335    2,992    8,749    9,117   Net income   $ 13,571      $ 6,292      $ 43,459      $ 19,546   Basic net income per common share  $ 0.26     $ 0.13      $ 0.86      $ 0.40   Diluted net income per common share  $ 0.26     $ 0.12      $ 0.83      $ 0.38   Adjusted net income per share - diluted  $ 0.38     $ 0.16      $ 0.98      $ 0.43   Weighted average shares outstanding                Basic  51,682    49,629    50,619    49,455  Diluted  53,068    51,809    52,378    51,670

 Increased Full-Year 2018 Guidance to reflect performance, Western Window Systems Acquisition   13    Full-Year Guidance Updates      Prior Guidance as of 7/30/18  Current Guidance(1) as of 11/1/18  Current Guidance vs. Full-Year 2017  Net Sales$580M-$600M   Net Sales$675M-$685M    32%-34%  Adjusted EBITDA$100M-$110M   Adjusted EBITDA$123M-$128M    46%-52%  Net Income / Diluted Share$0.95-$1.10  Net Income / Diluted Share$1.13-$1.19    Free cash flow (2)$62M-$72M   Free cash flow (2)$75M-$80M               revised guidance includes Western Window Systems sales for the post-acquisition period beginning on August 13, 2018.Free cash flow defined as operating cash flow less capex.  Quarterly Run Rate Estimates  4Q18  Interest Expense$7M   Tax Rate26%   Depreciation and Amortization$8.5M  Capex as % of Sales3 – 4%  4Q18 Diluted Share Count59.3M

 Why Invest in PGT Innovations  14            National leader in growing premium indoor and outdoor window and door category  Committed to investing in talent and R&D to remain the industry leader in innovation and product development  Continued focus on operational efficiencies to drive additional margin expansion  Focused on continued strong execution of our clear strategy to create long-term customer and shareholder value  Well positioned with diversified product portfolio to capture profitable growth in new construction and repair and remodel channels

 Appendix  15  Reconciliation to EBITDA and Adjusted EBITDA

RECONCILIATION OF FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS

(000s)	Three Months Ended		Nine Months Ended	
	9/29/2018	9/30/2017	9/29/2018	9/30/2017
Reconciliation to Adjusted Net Income and Adjusted Net Income per share [1]:				
Net income [2]	$ 13,571	$ 6,292	$ 43,459	$ 19,546
Reconciling items:				
Debt extinguishment costs	296	-	3,375	-
Facility and equipment relocation costs [3]	-	-	435	-
Gains on transfers of assets under Cardinal APA [4]	-	-	(2,551)	-
Transaction-related costs and effects [5]	3,145	-	4,144	-
Hurricane Irma-related costs [6]	-	1,091	-	1,091
Management reorganization costs [7]	-	-	-	715
WinDoor transition costs [8]	-	693	-	693
Write-offs of deferred lenders fees and discount relating to debt prepayments [9]	$ 5,297	$ 980	$ 5,297	$ 980
Thermal Plastic System start-up costs [10]	-	-	-	517
Tax effect of reconciling items	(2,255)	(975)	(2,758)	(1,410)
Adjusted net income	$ 20,054	$ 8,081	$ 51,401	$ 22,132
Weighted-average diluted shares [2]	53,068	51,809	52,378	51,670
Adjusted net income per share - diluted	$0.38	$0.16	$0.98	$0.43
Reconciliation to Adjusted EBITDA [1]:				
Depreciation and amortization expense	$ 6,401	$ 5,054	$ 15,850	$ 14,320
Interest expense, net	11,741	5,514	19,393	14,992
Income tax expense	3,335	2,992	8,749	9,117
Reversal of tax effect of reconciling items for adjusted net income above	2,255	975	2,758	1,410
Reconciling item included in interest expense, net	(5,297)	(980)	(5,297)	(980)
Stock-based compensation expense [11]	1,345	531	2,543	1,568
Adjusted EBITDA	$ 39,834	$ 22,167	$ 95,397	$ 62,559
Adjusted EBITDA as percentage of net sales	20.0%	17.5%	18.8%	16.6%

PGT INNOVATIONS

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RECONCILIATION OF FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS

1. The Company's non-GAAP financial measures were explained in its Form 8-K filed November 1, 2018.
2. Represents debt extinguishment costs of $3.1 million recognized in the first quarter of 2018 relating to the Company's second refinancing and second amendment of the 2016 Credit Agreement on March 16, 2018, and $296 thousand in the third quarter relating to changes in lender positions under the revolving credit portion of the 2016 Credit Agreement. We repriced and amended our 2016 Credit Agreement for the first time on February 17, 2017. However, because there were no changes in lender positions in the first action, it did not result in any lender positions being considered as modified or extinguished. Therefore, there was no charge for debt extinguishment costs in the three or nine months ended September 30, 2017.
3. Represents costs associated with planned relocation of the CGI Windows & Doors manufacturing operations to its new facility in Miami, FL, and costs associated with machinery and equipment relocations within our glass plant operations in Venice, FL as the result of our planned disposal of certain glass manufacturing assets to Cardinal Glass Industries. Of the $435 thousand, $416 thousand is classified within cost of sales during the nine months ended September 29, 2018, with the remainder classified within selling, general and administrative expenses.
4. Represents gains from sales of assets to Cardinal LG Company (Cardinal) under an Asset Purchase Agreement (APA) dated September 22, 2017. Pursuant to the terms of the APA, which required us to transfer assets to Cardinal in phases, during the second quarter of 2018, we made transfers of assets to Cardinal which had a net book value totaling $3.2 million and fair value totaling $5.8 million, resulting in the recognition of gains totaling $2.6 million, classified as gains on transfers of assets in the nine months ended September 29, 2018.
5. Represents costs and other effects relating to our acquisition of Western Window Systems, which we announced on July 24, 2018 and completed on August 13, 2018. Of the $3.1 million in the three-months ended and $4.1 million in the nine months ended September 29, 2018, $2.8 million and $3.8 million, respectively, relates to transaction-related costs classified within selling, general and administrative expenses. The remaining $392 thousand in both periods relates to an opening balance sheet inventory valuation adjustment which is classified within cost of sales in the three and nine month ended September 29, 2018.
6. Represents community outreach costs, recovery-related expenses and other disruption costs caused by Hurricane Irma in early September 2017, of which $345 thousand is classified within cost of sales, and $746 thousand is classified within selling, general and administrative expenses in the three and nine months ended September 30, 2017.
7. Represents costs associated with planned changes in our management structure in the first quarter of 2017, directed towards maximizing the effectiveness and efficiency of the Company's leadership team, classified within selling, general and administrative expenses in the nine months ended September 30, 2017.
8. Represents costs relating to operating inefficiencies caused by changes in WinDoor's leadership and its supply chain for glass, of which $645 thousand is classified within cost of sales in the three and nine months ended September 30, 2017, and the remainder classified within selling, general and administrative expenses.
9. In 2018, represents non-cash charges from write-offs of deferred lenders fees and discount relating to the prepayment of $152.0 million of borrowings outstanding under the term loan portion of the 2016 Credit Agreement, included in interest expense, net, in the three and nine months ended September 29, 2018, using proceeds from the issuance of 7 million shares of Company common stock in the 2018 Equity Offering. In 2017, represents non-cash charges from write-offs of deferred lenders fees and discount relating to voluntary prepayments of borrowings outstanding under the term loan portion of the 2016 Credit Agreement totaling $20.0 million made during the 2017 third quarter, included in interest expense, net, in the three and nine months ended September 30, 2017.
10. Represents costs incurred in January and February 2017 associated with the start-up of our second Thermal Plastic Spacer system insulated glass line, all of which is classified within cost of sales in the nine months ended September 30, 2017.
11. Beginning in 2018, we updated our reporting of adjusted EBITDA to exclude non-cash stock-based compensation expense. Prior periods have been revised to reflect this change for consistency of comparisons.

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